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     AMENDMENT No. 6, dated as of January 1, 1997, to AMENDED AND
RESTATED MANAGEMENT AGREEMENT dated as of March 3, 1992 (the "Agreement"), as previously amended by Amendments dated as of January 1, 1994, May 31, 1994, December 31, 1994, December 31, 1995 and October 18,
1996, among GAF Corporation ("GAF"), ISP Holdings Inc. ("ISP Holdings"), G-I Holdings Inc. ("G-I Holdings"), G Industries Corp. ("Industries"), Merick Inc. ("Merick"), GAF Fiberglass Corporation, formerly known as GAF Chemicals Corporation ("GFC"), GAF Building Materials Corporation ("Building Materials"), GAF Broadcasting Company, Inc. ("Broadcasting"), Building Materials Corporation of America ("BMCA"), U.S. Intec, Inc. ("USI"), and International Specialty Products Inc. (the "Company")

     WHEREAS, in accordance with Section 2 of the Agreement, the parties desire to further delineate the services to be provided by ISP under the Agreement;

     WHEREAS, the parties desire to further describe the manner in which certain combined expenses and costs are to be allocated among the parties;

     WHEREAS, the parties desire to reallocate the management fees payable to the Company in order to more appropriately reflect usage of services and, in accordance with Section 8 of the Agreement, to increase the management fee payable to the Company;

     WHEREAS, the parties desire to extend the term of the Agreement;

     NOW, THEREFORE, the parties hereby amend the Agreement as follows:

     1. Section 1 of the Agreement is hereby amended to extend the Term until December 31, 1997.

     2.     Section 2(ii) of the Agreement shall be amended to read as follows:

            "Financial Services, including insurance management, accounting, payroll and control, tax and investment management services"

     3. Section 3 of the Agreement is amended to read in its entirety as follows:

            "In consideration of the Company providing Services hereunder, each of the corporations listed below shall pay to the Company a management fee (the "Management Fee") at the following respective annual rates: BMCA - $4,653,291; G-I Holdings - $500,000; ISP Holdings - $100,000; and GFC - $281,216. The Management Fee shall be payable quarterly in arrears."

     4. Section 4 of the Agreement is hereby amended by adding the following at the end thereof:

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         "(c) If joint insurance policies or separate policies with a shared policy limit or deductible are issued to the parties hereto, (i) the premiums charged for each such policy shall be allocated among them in the manner determined by an unaffiliated actuary, insurance broker or insurer designated by the Company's risk manager, except to the extent premiums or rates are specifically identifiable to a pary or parties, and
         (ii) deductibles, policy limits and policy recoveries shall be allocated among the parties, on a policy by policy basis, in proportion to the premiums paid by each of them; provided that clause (ii) shall only apply (x) to a policy limit or deductible to the extent it is exceeded, (y) to recoveries to the extent a related deductible or policy limit is exceeded and
         (z) to deductibles, policy limits or recoveries to the extent a party had a loss relating thereto. To the extent a party receives insurance recoveries in excess of its allocable share as provided in the preceding sentence and another party shall have the right to receive all or portion of such excess recoveries under the related insurance policy and in accordance with the allocations referred to in the preceding sentence, such first party shall, within five business days after notice thereof from the other party, pay to the other party the amount of such excess recoveries such other party was entitled to receive. No person or entity, other than the parties hereto, their subsidiaries and the successors of the parties and their subsidiaries, shall have any rights under this Section 4(c) or be a third party beneficiary hereof. This Section 4(c) shall survive termination of this Agreement.

         (d) Any shared third party charges, other than those referred to in Section 4(c), shall be allocated among the parties hereto on such basis as the Company, in consultation with the other parties, shall reasonably determine.

         (e) If, at the request of another party hereto, the Company performs for such party services outside of the normal scope of the Services provided hereunder, the requesting party shall pay to the Company such fee therefor as is reasonably designated by the Company in advance of performing such services."

    5. Section 6 of the Agreement is hereby deleted.

    6. The first sentence of Section 8(a) of the Agreement is hereby amended to read in its entirety as follows:

         "The parties acknowledge that the Management Fee has been established to reflect the cost to the Company of providing Services hereunder on the date hereof. In the event of a change of circumstances that materially affects the cost to the Company of providing Services hereunder, including, without limitation, a substantial increase in the Services


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         provided by the Company hereunder, the parties shall negotiate in good faith such amendments to this Agreement as may be appropriate to take into acccount the effect of any such change of circumstances."

    7. In all other respects, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

GAF CORPORATION
ISP HOLDINGS INC.                         INTERNATIONAL SPECIALTY
G-I HOLDINGS INC.                            PRODUCTS INC.
G INDUSTRIES CORP.
MERICK INC.
GAF FIBERGLASS CORPORATION
GAF BUILDING MATERIALS CORPORATION
GAF BROADCASTING COMPANY, INC.
BUILDING MATERIALS CORPORATION            By: /s/James P. Rogers
  OF AMERICA                                  -------------------------------
U.S. INTEC, INC.                              Name:  James P. Rogers
                                              Title: Executive Vice President


By: /s/James P. Rogers
    ----------------------------------
    Name:  James P. Rogers
    Title: Executive Vice President

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